UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.       )

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GameTech International, Inc.
(Name of Registrant as Specified In Its Charter)

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GAMETECH INTERNATIONAL, INC.
NOTICE OF THE 2007 ANNUAL MEETING OF STOCKHOLDERS
April 11, 2007

To Our Stockholders:

The 2007 Annual Meeting of Stockholders of GameTech International, Inc., a Delaware corporation, will be held at 900 Sandhill Road, Reno, Nevada, on Wednesday, April 11, 2007, at 9:00 a.m., local time, for the following purposes:

1.	To elect five directors to serve until the next annual meeting of stockholders and until their successors are elected and qualified.

2.	To ratify the appointment of Grant Thornton LLP, an independent registered public accounting firm, as our independent auditor for the fiscal year ending October 31, 2007.

3.	To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

We have fixed the close of business on March 8, 2007 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any postponement or adjournment thereof. Shares of common stock can be voted at the meeting only if the holder is present at the meeting in person or by valid proxy.

We cordially invite you to attend the meeting. Please read the attached proxy statement for a discussion of the matters to be voted on at the meeting.

By Order of the Board of Directors,

Tracy C. Pearson
Chief Financial Officer, Secretary, and Treasurer

Reno, Nevada
February 27, 2007

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THIS MEETING. PLEASE COMPLETE, DATE, SIGN, AND PROMPTLY MAIL THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

GAMETECH INTERNATIONAL, INC.
900 Sandhill Road
Reno, Nevada 89521

PROXY STATEMENT
2007 Annual Meeting of Stockholders
to be held on April 11, 2007

VOTING AND OTHER MATTERS

General

This proxy statement is being furnished to stockholders of GameTech International, Inc., a Delaware corporation, in connection with the solicitation of proxies by the Board of Directors for use at our 2007 Annual Meeting of Stockholders to be held on Wednesday, April 11, 2007, at 9:00 a.m., local time, and any adjournment or postponement thereof. A copy of the Notice of the Meeting accompanies this Proxy Statement. Our common stock is traded on the NASDAQ Global Market under the symbol "GMTC."

These proxy materials are being mailed on or about March 13, 2007 to all stockholders entitled to vote at the meeting.

Voting Securities And Voting Rights

Only stockholders of record at the close of business on March 8, 2007, which we have set as the record date, are entitled to notice of and to vote at the meeting. As of February 8, 2007, there were 12,551,707 shares of common stock issued and outstanding. Each holder of common stock is entitled to one vote, in person or by proxy, for each share of our common stock held of record on the record date.

The presence, in person or by proxy, of the holders of a majority of the total number of shares of common stock outstanding constitutes a quorum for the transaction of business at the meeting. Assuming that a quorum is present, the affirmative vote of a plurality of the shares of our common stock present in person or represented by proxy at the meeting is required for the election of directors and the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy is required for the ratification of the appointment of Grant Thornton LLP, an independent registered public accounting firm, as our independent auditor for the fiscal year ending October 31, 2007.

Votes cast in person or by proxy at the meeting will be tabulated by the election inspectors appointed for the meeting and will determine whether a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

Voting of Proxies

When a proxy is properly executed and returned, the shares it represents will be voted at the meeting as directed. If no specification is indicated, the shares will be voted (1) "for" the election of nominees set forth in this proxy statement, and (2) "for" the ratification of the appointment of Grant Thornton LLP as our independent auditor for the fiscal year ending October 31, 2007. The Board of Directors is unaware of any other matters to be submitted to the stockholders for approval at the meeting.

Revocability of Proxies

Any person giving a proxy may revoke the proxy at any time before its use by delivering to our corporate secretary either a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

Solicitation

We will pay the cost of this solicitation. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding solicitation materials to such beneficial owners. Proxies also may be solicited by certain of our directors and officers, personally or by telephone or e-mail, without additional compensation.

Annual Report and Other Matters

Our 2006 Annual Report to Stockholders, which was mailed to stockholders with or preceding this proxy statement, contains financial and other information about our company, but is not incorporated into this proxy statement and is not to be considered a part of these proxy soliciting materials or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended. The information contained in the "Compensation Committee Report on Executive Compensation," "Report of the Audit Committee," and "Performance Graph" below shall not be deemed "filed" with the Securities and Exchange Commission, or the SEC, or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act.

We will provide upon written request, without charge to each stockholder of record as of the record date, a copy of our annual report on Form 10-K for the fiscal year ended October 31, 2006, as filed with the SEC. We will also furnish any exhibits listed in our annual report on Form 10-K upon request at the actual expense we incur in furnishing such exhibits. Any such requests should be directed to our corporate secretary at our corporate offices set forth in this proxy statement.

ELECTION OF DIRECTORS

Nominees

Our bylaws provide that the number of directors shall be fixed from time to time by resolution of our Board of Directors. All directors are elected at each annual meeting of stockholders or until their successors are elected and qualified, or until their earlier resignation or removal.

A board of five directors is to be elected at the meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for each of the nominees named below. All of the nominees currently are directors of our company. In the event that any nominee is unable or declines to serve as a director at the time of our meeting, the proxies will be voted for any nominee designated by our current Board of Directors to fill the vacancy. We do not expect that any nominee will be unable or will decline to serve as a director.

The following table sets forth certain information regarding our directors.

Name	Age	Position

Richard T. Fedor	61	Executive Chairman of the Board
Jay M. Meilstrup	47	President, Chief Executive Officer, and Director
Richard H. Irvine (1)(2)(3)	65	Director
Donald K. Whitaker (1)(2)(3)	64	Director
Scott H. Shackelton (1)(2)(3)	57	Director

(1) Member of the Audit Committee

(2) Member of the Compensation Committee

(3) Member of the Nominations Committee

Richard T. Fedor, a co-founder of our company, has served as our Chairman of the Board since December 2003 and as a director since June 1994. Mr. Fedor served as our Vice-Chairman from October 2000 until December 2003. Mr. Fedor served as our interim Chief Executive Officer from August 1999 until October 2000 and as our Chief Executive Officer from June 1994 until March 1998. Mr. Fedor also served as our President from June 1994 until August 1, 1997. From 1991 to 1994, Mr. Fedor's occupation was that of a private investor. From 1987 to 1991, Mr. Fedor was President of ZYGO Corporation, a manufacturer of high-performance, laser-based electro-optical measuring instruments. From 1985 to 1987, Mr. Fedor held the position of Operations Vice President at International Game Technology. Mr. Fedor has also held various senior management positions at Hewlett Packard and GTE.

Jay M. Meilstrup has served as our President and Chief Executive Officer since July 2005 and as a director since March 2005. Prior to joining our company, Mr. Meilstrup served as the Senior Vice President, Niagara Properties of Niagara Falls Casino in Niagara Falls, Ontario, Canada, from October 2003 to September 2004. From October 1998 to October 2003, Mr. Meilstrup served as the General Manager of Casino Niagara. From February 1997 to October 1998, Mr. Meilstrup served as Vice President of Game Development for Shuffle Master Gaming. Prior to that, Mr. Meilstrup served as Product Marketing Manager for Bally Gaming, Inc.; Vice President of Operations for the Oasis Resort Hotel Casino; and Director of Casino Operations at the Santa Fe Hotel Casino.

Richard H. Irvine has served as a director of our company since September 2005. Mr. Irvine served as Senior Vice President, North American Sales for Bally Gaming and Systems, Inc. from April 2004 to April 2005 and is currently retired. From January 2003 to January 2004, Mr. Irvine served as Vice President, Sales for A.C. Coin and Slot. Mr. Irvine served as our Executive Vice President - Chief Operating Officer from February 1999 to January 2001 and as our Executive Vice President of Planning and Development from January 2001 to October 2001. Prior to that, Mr. Irvine served in various officer positions for Mikohn Gaming; Boomtown, Inc.; The Walt Disney Company; Unicorn/Sovaminco; and International Game Technology. Mr. Irvine is also a director of Las Vegas Gaming, Inc.

Donald K. Whitaker has served as a member of our Board of Directors since March 2004. Mr. Whitaker is the founder, the Chairman of the Board and has served as the Chief Executive Officer of Ceronix, Inc., a leading manufacturer of custom designed color video monitors for the gaming industry, since 1984. From June 1973 to October 1979, Mr. Whitaker served as Production Manager and Vice President of Operations for Kevex Corporation. Ceronix has achieved many awards since being founded in 1985, including Business of the Year by the Auburn Area Chamber of Commerce, several Vanguard Awards presented by Comstock's magazine, and has been recognized as one of the "Fastest Growing Companies" by the Sacramento Business Journal.

Scott H. Shackelton has served as a member of our Board of Directors since October 2004. Mr. Shackelton is currently retired. He currently serves as a Trustee and Chairman of the Audit Committee of the Board of Trustees for the Walter S. Johnson Foundation, which provides funding to youth and family non-profit organizations. Mr. Shackelton's experience includes financial consulting from January 2003 through March 2004. , From June 2001 to October 2002, Mr. Shackelton served as Chief Financial Officer of IGO Corporation, a company specializing in battery units and accessories for mobile technology products. From October 1999 to June 2001, Mr. Shackelton served in various positions including Vice President of Finance, Treasurer and Assistant Secretary of Sharegate Inc., a telecommunications product development company. From April 1996 to October 1999, Mr. Shackelton served as Chief Financial Officer of Innovative Gaming Corporation of America. From 1980 to 1996, Mr. Shackelton served in various positions, including Vice President of Finance and Treasurer, of International Game Technology. Prior to that, Mr. Shackelton served in numerous senior financial positions for Harrah's Entertainment Inc. from 1972-1980. Mr. Shackelton holds a bachelors degree and MBA from the University of Southern California, is a certified public accountant, and has held gaming licenses in 12 states.

WE RECOMMEND A VOTE "FOR" THE NOMINEES NAMED HEREIN.

Information Relating to Corporate Governance and the Board of Directors

Our Board of Directors has determined, after considering all the relevant facts and circumstances, that Messrs. Shackelton, Whitaker, and Irvine are independent directors, as "independence" is defined by NASDAQ and the SEC, because they have no relationship with us that would interfere with their exercise of independent judgment. Mr. Meilstrup and Mr. Fedor are employee directors.

Our bylaws authorize our Board of Directors to appoint among its members one or more committees, each consisting of one or more directors. Our Board of Directors has established an Audit Committee, a Compensation Committee, and a Nominations Committee.

Our Board of Directors has adopted charters for the Audit, Compensation, and Nominations Committees describing the authority and responsibilities delegated to each committee by the Board of Directors. Our Board of Directors has also adopted Corporate Governance Guidelines, a Code of Conduct, and a Code of Ethics for the CEO and Senior Financial Officers. We post on our website at www.gametech-inc.com, the charters of our Audit, Compensation, and Nominations Committees; our Corporate Governance Guidelines, Code of Conduct, and Code of Ethics for the CEO and Senior Financial Officers, and any amendments or waivers thereto; and any other corporate governance materials contemplated by SEC or NASDAQ regulations. These documents are also available in print to any stockholder requesting a copy in writing from our corporate secretary at our corporate offices set forth in this proxy statement.

We regularly schedule executive sessions at which independent directors meet without the presence or participation of management. The Chairs of the Audit Committee, Compensation Committee, and Nominations Committee each act as presiding director of such executive sessions on a rotating basis.

Interested parties may communicate with our Board of Directors or specific members of our Board of Directors, including the members of our various board committees, by submitting a letter addressed to the Board of Directors of GameTech International, Inc. c/o any specified individual director or directors at the address listed herein. Any such letters are sent to the indicated directors.

The Audit Committee

The purpose of the Audit Committee is to oversee the financial and reporting processes of our company and the audits of the financial statements of our company and to provide assistance to our Board of Directors with respect to the oversight of the integrity of the financial statements of our company, our company's compliance with legal and regulatory matters, our independent auditor's qualifications and independence, and the performance of the independent auditor of our company. The primary responsibilities of the Audit Committee are set forth in its charter and include various matters with respect to the oversight of our company's accounting and financial reporting process and audits of the financial statements of our company on behalf of our Board of Directors. The Audit Committee also selects the independent auditor to conduct the annual audit of the financial statements of our company; reviews the proposed scope of such audit; reviews accounting and financial controls of our company with the independent auditor and our financial accounting staff; and reviews and approves transactions between us and our directors, officers, and their affiliates.

During fiscal 2005, the Audit Committee consisted of Messrs. Whitaker, Shackelton, and Irvine, each of whom is independent under NASDAQ rules as well as under rules adopted by the SEC pursuant to the Sarbanes-Oxley Act of 2002. The Board of Directors has determined that Mr. Shackelton (whose background is detailed above) qualifies as an "audit committee financial expert" in accordance with applicable rules and regulations of the SEC. Mr. Shackelton currently serves as the Chairman of the Audit Committee. During fiscal 2006, the Audit Committee held six meetings.

The Compensation Committee

The purpose of the Compensation Committee includes determining, or recommending to our Board of Directors for determination, the compensation of the Chief Executive Officer and our other executive officers and discharging the responsibilities of our Board of Directors relating to compensation programs of our company. The Compensation Committee currently consists of Messrs. Whitaker, Shackelton, and Irvine, each of whom is independent under NASDAQ rules as well as under rules adopted by the SEC pursuant to the Sarbanes-Oxley Act of 2002. Mr. Irvine currently serves as the Chairman. During fiscal 2006, the Compensation Committee held two meetings.

The Nominations Committee

The purpose of the Nominations Committee includes the selection or recommendation to the Board of Directors of nominees to stand for election as directors at each election of directors, the oversight of the selection and composition of committees of the Board of Directors, the oversight of the evaluations of the Board of Directors and management, and the development and recommendation to the Board of Directors of a set of corporate governance principles applicable to our company. The Nominations Committee currently consists of Messrs. Whitaker, Shackelton, and Irvine, each of whom is independent under NASDAQ rules as well as under rules adopted by the SEC pursuant to the Sarbanes-Oxley Act of 2002. Mr. Irvine currently serves as Chairman of the Nominations Committee. During fiscal 2006, the Nominations Committee held one meeting.

The Nominations Committee will consider persons recommended by stockholders for inclusion as nominees for election to our Board of Directors if the names, biographical data, and qualifications of such persons are submitted in writing in a timely manner addressed and delivered to our company's secretary at the address listed herein. The Nominations Committee identifies and evaluates nominees for our Board of Directors, including nominees recommended by stockholders, based on numerous factors it considers appropriate, some of which may include strength of character, mature judgment, career specialization, relevant technical skills, diversity, and the extent to which the nominee would fill a present need on our Board of Directors.

Board and Committee Meetings

Our Board of Directors held five meetings during the fiscal year ended October 31, 2006. No director who was a member of our Board of Directors during fiscal 2006 attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors; and (ii) the total number of meetings held by all committees of the Board on which such director was a member. We encourage our directors to attend each annual meeting of stockholders. To this end, and to the extent reasonably practical, we regularly schedule a meeting of the Board of Directors on the same day as our annual meeting of stockholders. Each member of our Board of Directors who was a member of our Board of Directors during fiscal 2006 attended the 2006 Annual Meeting of Stockholders.

Compensation of Directors

Non-employee directors receive a quarterly director's fee of $5,000 and reimbursement of expenses per board or committee meeting attended. From November 1, 2005 through June 30, 2006, we paid our Chairman annual compensation of $175,000 in recognition for the time and effort committed to our company. During July of 2006, we increased our Chairman’s cash compensation to $200,000 per year. Our Chairman receives no additional compensation for attending board or committee meetings. Mr. Meilstrup, our President and Chief Executive Officer, receives no additional cash compensation for serving as a director. Each of our outside directors receives $1,000 per board meeting attended. The Chairman of our Audit Committee receives $2,500 per committee meeting attended. None of our other directors receive compensation for attending committee meetings.

EXECUTIVE COMPENSATION

Summary of Cash and Other Compensation

The following table sets forth the total compensation received for services rendered to us in all capacities for the fiscal years ended October 31, 2006, 2005, and 2004 by our Chairman of the Board, our Chief Executive Officer, and our other most highly compensated executive officers whose total annual salary and bonus exceeded $100,000 during fiscal 2006. The table also reflects compensation paid to one former officer during fiscal 2006.

SUMMARY COMPENSATION TABLE

	Annual Compensation							Long-Term Compensation
								Awards
	Fiscal Year	Salary (1)		Bonus		Other Annual Compensation		Securities Underlying Options (2)		All Other Compensation (3)

Richard T. Fedor	2006	$182,885	(4)	—		—		—		$7,005
Chairman of the Board (4)	2005	$108,462	(4)	$10,000	(5)	—		62,500		$4,815
	2004	$93,925	(4)			$63,795	(6)	10,000		$1,323

Jay M. Meilstrup	2006	$257,885		—		—		—		$6,251
President and Chief Executive Officer (7)	2005	$82,692		$35,000	(8)	—		262,500	(9)	$1,097

James C. Wilson	2006	$158,793	(10)	—		—		—		$52,918(11)
Former Chief Financial Officer, Secretary, and Treasurer	2005	$84,673	(10)	$20,000		—		125,000		$70

John McCafferty	2006	$88,461		—		—		125,000		$283
Vice President Product Marketing (12)

(1)	Except as otherwise indicated, the officers listed received certain perquisites, none of which exceeded the lesser of $50,000 or 10% of the total salary and bonus for the respective officer.

(2)	The exercise price of all options listed was equal to the fair market value of our common stock on the date of grant.

(3)	Unless otherwise indicated, amounts include car allowances, 401(k) matching contributions, and profit sharing compensation for the respective officers or other amounts as noted.

(4)
Mr. Fedor, our Chairman, became an employee director effective April 1, 2004. From November 1, 2004 through August 31, 2005, we paid our Chairman $96,000 in recognition for the time and effort committed to our company. In September 2005 and June 2006, we increased our Chairman's cash compensation to $175,000 and $200,000 per year respectively.

(5)	Represents a bonus earned by Mr. Fedor as a director of our company.

(6)
During fiscal 2004, we paid Mr. Fedor $59,250 in vacation pay that was earned during Mr. Fedor's tenure as our Chief Executive Officer. The amount listed as "Other Annual Compensation" also includes $4,545 of expenses we paid on Mr. Fedor's behalf in connection with remote commuting between our offices and his home office.

(7)	Mr. Meilstrup became our President and Chief Executive Officer during July 2005.

(8)	Represents a $5,000 signing bonus we paid Mr. Meilstrup when he became our President and Chief Executive Officer, and a $30,000 bonus earned in fiscal 2005.

(9)	Mr. Meilstrup received 12,500 of these options in his capacity as a non-employee director of our company prior to his serving as our Chief Executive Officer and President.

(10)
Mr. Wilson resigned as our Chief Financial Officer, Treasurer and Secretary, effective August 25, 2006. The table above reflects compensation for five months in fiscal 2005 and compensation through the date of Mr. Wilson’s resignation in fiscal 2006 at an annual rate of $200,000.

(11)	In fiscal 2006, we paid Mr. Wilson a severance amount equal to $52,918, representing three months of his salary and approximately three months of COBRA payments.

(12)	Mr. McCafferty became our Vice President of Product Marketing effective May 23, 2006.

Option Grants

No stock options were granted to officers, former officers or directors during fiscal 2006.

 Fiscal 2006 Option Exercises and Year-End Option Values

The following table sets forth the number and value of stock options exercised in fiscal 2006 by the officers and former officer listed and the value of each such officer's unexercised options as of October 31, 2006.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR-END OPTION VALUES

			Number of Securities Underlying Unexercised Options at Fiscal Year-End (1)		Value of Unexercised In-the Money Options At Fiscal Year-End (2)
Name	Shares Acquired on Exercise	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Richard T. Fedor	—	—	86,500	—	$860,675	—
Jay M. Meilstrup	—	—	262,500	—	$2,611,875	—
James C. Wilson	125,000	$583,714	—	—	—	—
John McCafferty	—	—	—	125,000	—	$1,243,750

(1)
During August 2005, our Board of Directors approved the acceleration of the vesting of all outstanding stock options under our 1997 Incentive Stock Plan. Accordingly, all options held by the officers listed in the table above were exercisable as of October 31, 2006.

(2)
Calculated based upon $9.95 per share, the closing price of our common stock as reported on the NASDAQ Global Market on October 31, 2006, the last trading day of our 2006 fiscal year. The exercise prices of certain options held by our executive officers on October 31, 2006 were greater than $9.95 per share.

1997 Incentive Stock Plan

We have adopted the 1997 Incentive Stock Plan. On January 6, 2006, our Board of Directors amended and restated the 1997 Plan, and the amended and restated plan (the “1997 Plan”) was approved at our 2006 annual shareholders meeting on March 28, 2006. Among other things, the amendments combined our 2001 Restricted Stock Plan with our 1997 Incentive Stock Plan, and eliminated the 2001 Restricted Stock Plan. The 1997 Plan authorizes the grant of options, stock appreciation rights, restricted stock, stock units, performance shares and other forms of long-term incentive or stock-based awards to employees, officers, directors and consultants. Up to  4,050,000 shares of our common stock may be issued under the 1997 Plan. As of February 8, 2007, 2,444,959 shares of common stock have been issued under the 1997 Plan, and there were outstanding options to acquire 912,250 shares of common stock under the 1997 Plan. As of that date, an additional 692,791shares of common stock were available for grant under the 1997 Plan.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information with respect to our common stock that has been authorized for issuance under all of our equity compensation plans as of October 31, 2006.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights	(b) Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity Compensation Plans Approved by Stockholders	1,410,200	$3.63	811,325

Employment Contracts and Severance Agreements

Jay M. Meilstrup entered into an employment letter agreement on July 1, 2005 to serve as our President and Chief Executive Officer. The letter agreement has a continuous term as Mr. Meilstrup is considered an "at will" employee subject to termination at any time with or without prior notice from us. The letter agreement provides for Mr. Meilstrup to receive an annual base salary of $250,000, and Mr. Meilstrup is also eligible to participate in our 1997 Plan. In addition, Mr. Meilstrup received a $5,000 signing bonus pursuant to the letter agreement. As part of his compensation package, we granted to Mr. Meilstrup options to purchase 250,000 shares of our common stock at an exercise price equal to the closing price of our common stock on July 1, 2005. All of such options vested immediately.

James C. Wilson, our former Chief Financial Officer, entered into an employment letter agreement to serve as our Chief Financial Officer and Treasurer, effective May 17, 2005. The letter agreement had a continuous term as Mr. Wilson was considered an "at will" employee subject to termination at any time with or without prior notice from us. The letter agreement provided for Mr. Wilson to receive an annual base salary of $185,000. Mr. Wilson's base salary was subject to review and Mr. Wilson was also eligible to participate in our executive bonus plan. Mr. Wilson had the right under the letter agreement to participate in any group insurance, medical, dental, vision, disability, pension, retirement, vacation, expense reimbursement, and other plans, programs, or benefits as may from time to time be provided to our other executive employees. As part of his compensation package, we granted to Mr. Wilson options to purchase 100,000 shares of our common stock at an exercise price equal to the closing price of our common stock on May 17, 2005. The options originally vested in increments of 25,000 shares on each of the first four annual anniversaries following May 17, 2005. During August 2005, our Board of Directors approved the acceleration of vesting of all options outstanding under our 1997 Incentive Stock Plan.

Effective August 25, 2006, Mr. Wilson resigned as our Chief Financial Officer and entered into a settlement and release agreement with us. Pursuant to the agreement, we paid Mr. Wilson a severance amount equal to $52,918, representing three months of his salary and approximately three months of COBRA payments.

John P. McCafferty entered into an employment letter agreement to serve as our Vice President of Product Marketing effective May 23, 2006. The letter agreement has a continuous term as Mr. McCafferty is considered an "at will" employee subject to termination at any time with or without notice from us. The letter agreement provides for Mr. McCafferty to receive an annual base salary of $200,000, and Mr. McCafferty is also eligible to participate in our 1997 Plan. In addition, Mr. McCafferty is entitled to reimbursement up to $30,000 for expenses incurred in connection with his relocation to Reno, Nevada. As part of his compensation package, we granted to Mr. McCafferty options to purchase 125,000 shares of common stock at an exercise price equal to the closing price of our common stock on May 22, 2006. All of such options vest on May 22, 2007.

Indemnification of Directors, Officers, Employees, and Agents

We have adopted provisions in our bylaws that require us to indemnify our directors, officers, employees, and agents against expenses and certain other liabilities arising out of their conduct on behalf of our company to the maximum extent and under all circumstances permitted by law. Indemnification may not apply in certain circumstances to actions arising under the federal securities laws.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Introduction

The responsibilities of the Compensation Committee include determining, or recommending to our Board of Directors for determination, the compensation of our Chief Executive Officer and our other executive officers and discharging the responsibilities of our Board of Directors relating to compensation programs of our company.

The Compensation Committee of the Board of Directors convenes on at least an annual basis to discuss the productivity of each executive officer. If we have met the growth and profit objectives the Board has set for the period of review and the executive has been successful in meeting his or her Board-outlined objectives, the Compensation Committee may award such executive with an appropriate bonus commensurate with his or her performance and value to our company. The Committee consists of three independent directors, as "independence" is defined by NASDAQ and SEC rules.

Philosophy

The Committee's intent is to make the compensation packages of our executive officers sufficient to attract and retain persons of exceptional quality and to provide effective incentives to motivate and reward our executives for achieving our financial and strategic goals essential to our long-term success and growth in stockholder value. Our executive compensation packages typically consist of (1) base salary; (2) discretionary bonus; (3) long-term incentives or stock based awards, under our 1997 Plan; and (4) any other perquisites that may be comparable to other companies and that the Committee deems appropriate.

Compensation Program

Base Compensation

The Committee's approach is to offer executives salaries competitive with those of other executives in the industry in which we operate. To that end, the Committee evaluates the competitiveness of base salary levels based on information drawn from a variety of sources, including published and proprietary survey data and our own experience recruiting and retaining executives, although complete information is not easily obtainable. Our base salary levels are intended to be consistent with competitive practice and level of responsibility, with salary increases reflecting competitive trends, our overall financial performance, and the performance of the individual executive.

Bonuses

In addition to base salary, executives are eligible to receive a discretionary annual bonus. At the beginning of each year, the Committee and the Chief Executive Officer review each individual executive's job responsibilities and goals for the upcoming year. Bonuses are based on company performance expectations. For all executives, the Committee reviews our actual financial performance in light of our internal performance goals in determining year-end bonuses, if any. The Committee does not set objective performance targets for executives other than the Chief Executive Officer and sales and marketing personnel. No bonuses were paid to the named executive officers in fiscal 2006.

Stock Incentives

From time to time, we grant stock-based incentives in order to provide certain executives with a competitive total compensation package and to reward them for their contribution to the long-term price performance of our common stock. Grants of stock-based incentives are designed to align the executive's interest with that of our stockholders. In awarding stock-based incentives, the Committee will consider, among other things, the amount of stock and stock based incentives presently held by the executive, the executive's past performance and contributions, and the executive's anticipated future contributions and responsibilities. No options, restricted stock or other stock-based incentives were granted to the named executive officers in fiscal 2006.

Compensation of the Chief Executive Officer

In determining the compensation of our Chief Executive Officer, Mr. Meilstrup, the Committee considered his prior employment history, knowledge of our industry, performance, and projected performance during the fiscal year. The Committee increased Mr. Meilstrup's salary to an annual rate of $275,000, effective July 1, 2006.

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1.0 million paid to each of the corporation's chief executive officer and four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. We believe that the compensation arrangements with our executive officers will not exceed the limits on deductibility during the fiscal year ending October 31, 2007.

This report has been furnished by the members of the Compensation Committee of the Board of Directors of GameTech International, Inc.

Dated: February 8, 2007

Richard H. Irvine, Chairman
Donald K. Whitaker
Scott H. Shackelton

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal 2006 Messrs. Whitaker, Shackelton, and Irvine, served as members of our Compensation Committee. Mr. Irvine served as our Executive Vice President - Chief Operating Officer from February 1999 to January 2001 and as our Executive Vice President of Planning and Development from January 2001 to October 2001.

COMPLIANCE WITH SECTION 16(a)
OF THE SECURITIES AND EXCHANGE ACT OF 1934

Section 16(a) of the Exchange Act requires our directors, officers, and persons that own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Directors, officers, and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based on our review of such forms received by us during the fiscal year ended October 31, 2006 and written representation that no other reports were required, we believe that each person that at any time during the fiscal year was a director, officer, or beneficial owner of more than 10% of our common stock complied with all Section 16(a) filing requirements during such fiscal year.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS, DIRECTORS, AND OFFICERS

The following table sets forth certain information regarding beneficial ownership of our common stock as of February 8, 2007 for (i) each director and each executive officer listed in the Summary Compensation Table under "Executive Compensation," (ii) all directors and executive officers as a group, and (iii) each person known by us to beneficially own more than 5% of our outstanding shares of common stock.

Name of Beneficial Owner (1)	Shares Beneficially Owned Number (2)(3)		Percent (3)
Directors and Executive Officers:
Richard T. Fedor	2,549,986	(4)	20.3%
Jay M. Meilstrup	262,500	(5)	2.1%
Scott H. Shackelton	50,000	(6)	*
Donald K. Whitaker	35,000	(7)	*
Richard H. Irvine	35,000	(8)	*
John McCafferty	—		—
All directors and executive officers as group (seven persons)	2,932,486		23.4%

5% Stockholders:
Delta Partners LLC	1,544,738	(9)	12.3%

* Less than 1%

(1)	Except as otherwise indicated, all persons listed can be reached at our company offices at 900 Sandhill Road, Reno, Nevada 89521.

(2)
Except as indicated, and subject to community property laws when applicable, the persons named in the table above have sole voting power and investment power with respect to all shares of common stock shown as beneficially owned by them.

(3)
The percentages shown are calculated based upon 12,551,707 shares of our common stock outstanding on February 8, 2007. The number of shares beneficially owned and the percentages shown include the shares of common stock that each named stockholder has the right to acquire within 60 days of February 8, 2007. In calculating the percentage of ownership, such shares are deemed to be outstanding for the purpose of computing the percentage of shares of common stock owned by such person, but not deemed to be outstanding for the purpose of computing the percentage of shares of common stock owned by any other stockholder.

(4)
Includes (i) 86,500 shares of common stock issuable upon the exercise of stock options, and (ii) 541,225 shares owned of record by Mr. Fedor's wife and children, of which Mr. Fedor disclaims beneficial ownership of 900 shares of common stock owned by Mrs. Fedor and has shared dispositive power with Mrs. Fedor for the 540,325 shares held in a gift to minor children trust for their children.

(5)	Represents 262,500 shares of common stock issuable upon the exercise of stock options.

(6)	Represents 50,000 shares of common stock issuable upon the exercise of stock options.

(7)	Represents 35,000 shares of common stock issuable upon the exercise of stock options.

(8)	Includes 25,000 shares of common stock issuable upon the exercise of stock options.

(9)
Represents 988,375 shares of common stock beneficially owned by various entities under common control of Delta Partners LLC and 556,363 shares held by Mr. Charles Jobson, Managing Member of Delta Partners LLC. Delta Partners LLC has shared voting and dispositive power over 988,375 of such shares and Mr. Jobson has sole voting and dispositive power over 556,363 of such shares. The address of Delta Partners LLC is One International Place, Suite 2401, Boston, Massachusetts 02110.

OTHER INFORMATION

Executive Officers

The following table sets forth the name, age and title or titles of our current executive officers. Following the table are descriptions of all positions held by each individual and the business experience of each individual for at least five years.

Name	Age	Title

Richard T. Fedor	61	Executive Chairman of the Board
Jay M. Meilstrup	47	President, Chief Executive Officer, and Director
Tracy C. Pearson	40	Chief Financial Officer, Secretary and Treasurer
John P. McCafferty	50	Vice President Product Marketing

For a description of Messrs. Fedor’s and Meilstrup’s background see “Election of Directors.”

Tracy C. Pearson was named our Chief Financial Officer effective November 13, 2006 and was appointed as Secretary and Treasurer for organization in November 2006. Prior to joining our company Ms. Pearson served as Senior Vice President of Sales and Integration for Dublin, Ohio-based Cardinal Health. From July 2001 through its sale to Cardinal Health in June of 2006, Ms. Pearson served The F. Dohmen Co., a $2 billion pharmaceutical distribution and health services company, as its CFO from July 2001 to June 2006 and President from June 2005 to June 2006. Prior to that time, Ms. Pearson served in various management positions within Arthur Andersen, Mueller & Sebena, and Price Waterhouse Coopers. Ms. Pearson received her Bachelor of Science in Business Administration from Saint Norbert College, her MBA from Boston College and is a Certified Public Accountant.

John P. McCafferty joined the company May 23, 2006 as Vice President of Product Marketing. Mr. McCafferty is responsible for sales, service, and marketing for domestic and international markets. Prior to joining our company Mr. McCafferty was Vice President of Central Determination and Class II sales Western Region for Bally Technologies from August 2004 to May 2006. Mr. McCafferty was an independent consultant to and sat upon the Aristocrat Technologies compliance committee from August 2002 until August 2004 and the GameTech International compliance committee from October 2002 to August 2004. Mr. McCafferty served as Vice President of Corporate Services and Vice President of South American Sales for Aristocrat Technologies from June 1997 to August 2002.

PERFORMANCE GRAPH

The following line graph compares cumulative total stockholder returns for (a) our common stock, (b) the gaming activities industry average, and (c) the Nasdaq Composite Index. The graph assumes an investment of $100 in our common stock as of October 31, 2001 and an investment of $100 in each of the Nasdaq Composite Index and the gaming activities industry average on October 31, 2001. The graph covers the period from October 31, 2001 through October 31, 2006.

The calculation of cumulative stockholder return for the Nasdaq Composite Index and the gaming activities index assumes the reinvestment of dividends. The calculation of cumulative stockholder return on our common stock assumes the reinvestment of dividends into additional shares of our common stock at the same frequency with which dividends were paid on our common stock during fiscal 2006. The performance shown is not necessarily indicative of future performance.

	10/01	10/02	10/03	10/04	10/05	10/06

GameTech International, Inc.	100.00	92.13	91.86	109.79	110.65	275.93
NASDAQ Composite	100.00	81.30	111.82	117.20	126.75	143.43
Gaming Activities Industry	100.00	127.46	167.61	164.26	167.23	201.92

REPORT OF THE AUDIT COMMITTEE

The Board of Directors has appointed an Audit Committee consisting of three directors. Pursuant to NASDAQ rules, our Audit Committee must be comprised of three members, each of whom must be an independent director of our company under NASDAQ rules as well as under rules adopted by the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002. The Audit Committee consists of three independent directors, as "independence" is defined under NASDAQ and SEC rules. A copy of our Audit Committee’s charter is attached as Appendix A.

The purpose of the Audit Committee is to assist with the oversight of our Board of Directors in the integrity of the financial statements of our company, our company's compliance with legal and regulatory matters, the independent auditor's qualifications and independence, and the performance of the independent auditor of our company. The primary responsibilities of the Committee include overseeing our company's accounting and financial reporting process and audits of the financial statements of our company on behalf of the Board of Directors. The Audit Committee also selects the independent auditor to conduct the annual audit of the financial statements of our company; reviews the proposed scope of such audit; reviews accounting and financial controls of our company with the independent auditor and our financial accounting staff; and reviews and approves transactions between us and our directors, officers, and their affiliates.

Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The independent auditor is responsible for auditing the financial statements and expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements with management and the independent auditor. The Committee discussed with the independent auditor the matters required to be discussed by Statement on Auditing Standards (SAS) No. 61, "Communication with Audit Committees," as amended by SAS 89 and SAS 90, and Rule 2-07, "Communication with Audit Committees," of Regulation S-X. This included a discussion of the auditor's judgments as to the quality, not just the acceptability, of our company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee received from the independent auditor written disclosures and the letter required by Independence Standards Board Standard No. 1. The Committee also discussed with the independent auditor the auditor's independence from management and our company, including the matters covered by the written disclosures and letter provided by the independent auditor.

The Committee discussed with our independent auditor the overall scope and plans for its audits. The Committee met with the independent auditor, with and without management present, to discuss the results of its examinations, its evaluations of our company, the internal controls, and the overall quality of the financial reporting. The Committee held six meetings during fiscal 2006.

Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended October 31, 2006 for filing with the SEC.

The report has been furnished by the Audit Committee of our Board of Directors.

Dated: February 8, 2007

Scott H. Shackelton, Chairman
Donald K. Whitaker
Richard H. Irvine

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed Grant Thornton LLP to audit our consolidated financial statements for the fiscal year ending October 31, 2007 and recommends that the stockholders vote in favor of the ratification of such appointment. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. We anticipate that representatives of Grant Thornton LLP will be present at the meeting, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.

WE RECOMMEND A VOTE “FOR” THE RATIFICATION OF APPOINTMENT OF OUR INDEPENDENT AUDITOR

     Aggregate fees billed to our company for the fiscal years ended October 31, 2005 and 2006 by Grant Thornton LLP are as follows:

Grant Thornton LLP

Audit Fees (1)	$328,200	$360,072
Audit-Related Fees (2)	$—	$216,895
Tax Fees (3)	$—	$—
All Other Fees	$—	$—

(1)	Represents fees associated with the annual audits, reviews of our quarterly reports on Form 10-Q, assistance with the review of documents filed with the SEC, and accounting consultations.

(2)	Represents fees associated with the review of documentation of internal control policies and procedures over financial reporting.

(3)	Represents fees associated with assistance in tax compliance and tax-related consultation.

Audit Committee Pre-Approval Policies

The duties and responsibilities of our Audit Committee include the pre-approval of all audit, audit related, tax, and other services permitted by law or applicable SEC regulations (including fee and cost ranges) to be performed by our independent auditor. Any pre-approved services that will involve fees or costs exceeding pre-approved levels will also require specific pre-approval by the Audit Committee. Unless otherwise specified by the Audit Committee in pre-approving a service, the pre-approval will be effective for the 12-month period following pre-approval. The Audit Committee will not approve any non-audit services prohibited by applicable SEC regulations or any services in connection with a transaction initially recommended by the independent auditor, the purpose of which may be tax avoidance and the tax treatment of which may not be supported by the Internal Revenue Code and related regulations.

To the extent deemed appropriate, the Audit Committee may delegate pre-approval authority to the Chairman of the Committee or any one or more other members of the Audit Committee provided that any member of the Audit Committee who has exercised any such delegation must report any such pre-approval decision to the Audit Committee at its next scheduled meeting. The Audit Committee will not delegate the pre-approval of services to be performed by the independent auditor to management.

Our Audit Committee requires that our independent auditor, in conjunction with our Chief Financial Officer, be responsible for seeking pre-approval for providing services to us and that any request for pre-approval must inform the Audit Committee about each service to be provided and must provide detail as to the particular service to be provided.

All of the services provided by Grant Thornton LLP described above under the captions “Audit Fees,” “Audit-Related Fees,” and “Tax Fees,” were pre-approved by our Audit Committee.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

Any stockholder that wishes to present any proposal for stockholder action at the next annual meeting of stockholders to be held in 2008 must notify us at our principal offices no later than November 14, 2007 in order for the proposal to be included in our proxy statement and form of proxy relating to that meeting. Under our bylaws, stockholders must follow certain procedures to nominate persons for election as director or to introduce an item of business at an annual meeting of stockholders, including notifying us of such nominee or proposal by February 11, 2008.

Pursuant to Rule 14a-4 under the Exchange Act, we intend to retain discretionary authority to vote proxies with respect to stockholder proposals for which the proponent does not seek inclusion of the proposed matter in our proxy statement for the annual meeting to be held during calendar 2008, except in circumstances where (i) we receive notice of the proposed matter no later than February 11, 2008 and (ii) the proponent complies with the other requirements set forth in Rule 14a 4.

OTHER MATTERS

We know of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

Dated: February 27, 2007

APPENDIX A
AUDIT COMMITTEE CHARTER

GameTech International, Inc. (the "Company")
AUDIT COMMITTEE CHARTER

Purpose

The purpose of Audit Committee (the “Committee”) shall be as follows:

1. To oversee the accounting and financial reporting processes of the Company and audits of the financial statements of the Company.

2. To provide assistance to the Board of Directors with respect to its oversight of the following:

(a) The integrity of the Company’s financial statements.

(b) The Company’s compliance with legal and regulatory requirements.

(c) The independent auditor’s qualifications and independence.

(d) The performance of the Company’s independent auditor.

3. To prepare the report that SEC rules require be included in the Company’s annual proxy statement.

Composition

The Committee shall consist of three or more members of the Board of Directors, each of whom is determined by the Board of Directors to be “independent” under the rules of the NASDAQ Stock Market and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934 and each of whom must not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company during the previous three-year period.

Under exceptional and limited circumstances, however, one director who is not independent as defined in the rules and regulations of the NASDAQ Stock Market may serve as a member of the Committee, subject to the following:

•
the director, other than in his or her capacity as a member of the Committee, the Board of Directors, or any other Board committee, does not accept any consulting, advisory, or other compensatory fee from the

•	Company and is not an affiliated person of the Company or any subsidiary of the Company;

•	the director is not a current officer or employee or a family member of such officer or employee of the Company;

•	the Board determines under exceptional and limited circumstances, that membership by the individual on the Committee is required by the best interests of the Company and its shareholders;

•
the Company discloses in the next annual proxy statement subsequent to such determination (or the Form 10-K if an annual proxy statement is not filed), the nature of the relationship, and the reasons for that determination;

•	no such person may serve as the Chairman of the Committee; and

•	no such person may serve on the Committee for more than two years.

Qualifications

All members of the Committee shall be able to read and understand fundamental financial statements (including a company’s balance sheet, income statement, and cash flow statement) and at least one member either must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background that results in the member’s financial sophistication (including being or having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibilities) or be an “audit committee financial expert” under the requirements of the SEC. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or by an outside consultant.

Compensation

No member of the Committee shall receive compensation other than (1) director’s fees for service as a director of the Company, including reasonable compensation for serving on the Committee and regular benefits that other directors receive; and (2) a pension or similar compensation for past performance, provided that such compensation is not conditioned on continued or future service to the Company.

Appointment and Removal

The members of the Committee shall be appointed by the Board of Directors and shall serve until such member’s successor is duly elected and qualified or until such member’s earlier resignation or removal. The members of the Committee may be removed, with or without cause, by a majority vote of the Board of Directors.

Chairman

Unless a Chairman is elected by the full Board of Directors, the members of the Committee shall designate a Chairman by the majority vote of the full Committee membership. The Chairman will chair all regular sessions of the Committee and set the agendas for Committee meetings.

Delegation to Subcommittees

In fulfilling its responsibilities, the Committee shall be entitled to delegate any or all of its responsibilities to a subcommittee of the Committee.

Meetings

The Committee shall meet as frequently as circumstances dictate. As part of its goal to foster open communication, the Committee shall periodically meet separately with each of management and the independent auditor to discuss any matters that the Committee or the independent auditor believe would be appropriate to discuss privately. In addition, the Committee should meet with the independent auditor and management periodically to review the Company’s financial statements in a manner consistent with that outlined in this Charter. The Chairman of the Committee or a majority of the members of the Committee may call meetings of the Committee. Any one or more of the members of the Committee may participate in a meeting of the Committee by means of conference call or similar communication devise by means of which all persons participating in the meeting can hear each other.

All non-management directors who are not members of the Committee may attend meetings of the Committee, but may not vote. In addition, the Committee may invite to its meetings any director, member of management of the Company, and such other persons as it deems appropriate in order to carry out its responsibilities. The Committee may also exclude from its meetings any persons it deems appropriate in order to carry out its responsibilities.

Duties and Responsibilities

The Committee shall carry out the duties and responsibilities set forth below.

These functions should serve as a guide with the understanding that the Committee may determine to carry out additional functions and adopt additional policies and procedures as may be appropriate in light of changing business, legislative, regulatory, legal, or other conditions. The Committee shall also carry out any other duties and responsibilities delegated to it by the Board of Directors from time to time related to the purposes of the Committee outlined in this Charter. The Committee may perform any functions it deems appropriate under applicable law, rules, or regulations, the Company’s by-laws, and the resolutions or other directives of the Board, including review of any certification required to be reviewed in accordance with applicable law or regulations of the SEC.

In discharging its oversight role, the Committee is empowered to study or investigate any matter of interest or concern that the Committee deems appropriate. In this and other regards, the Committee shall have the authority, without seeking Board approval, to engage and obtain advice and assistance from outside legal, accounting, and other advisors as it deems necessary to carry out its duties. The Committee also shall have the authority to receive appropriate funding, as determined by the Committee, in its capacity as a committee of the Board of Directors, from the Company for the payment of compensation to any accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services for the Company; to compensate any outside legal, accounting, or other advisors engaged by the Committee; and to pay the ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

The Committee shall be given full access to the Company’s Board of Directors, corporate executives, and independent auditor as necessary to carry out these responsibilities. While acting within the scope of its stated purpose, the Committee shall have all the authority of the Board of Directors, except as otherwise limited by applicable law.

Notwithstanding the foregoing, the Committee is not responsible for certifying the Company's financial statements or guaranteeing the auditor’s report. The fundamental responsibility for the Company's financial statements and disclosures rests with management and the independent auditor. It also is the job of the CEO and senior management rather than that of the Committee to assess and manage the Company's exposure to risk.

Documents/Reports Review

1. Discuss with management and the independent auditor, prior to public dissemination, the Company's annual audited financial statements and quarterly financial statements, including the Company's disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and discuss with the independent auditor the matters required to be discussed by Statement of Auditing Standards No. 61.

2. Discuss with management and the independent auditor prior to the Company's filing of any quarterly or annual report (a) whether any significant deficiencies in the design or operation of internal controls exist that could adversely affect the Company's ability to record, process, summarize, and report financial data; (b) the existence of any material weaknesses in the Company's internal controls; and (c) the existence of any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls.

3. Discuss with management and the independent auditor the Company's earnings press releases (paying particular attention to the use of any “pro forma” or “adjusted” non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies.

4. Discuss with management and the independent auditor the Company's major financial risk exposures, the guidelines and policies by which risk assessment and management is undertaken, and the steps management has taken to monitor and control risk exposure.

Independent Auditors

5. Appoint, retain, compensate, evaluate, and terminate any accounting firm engaged by the Company for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services for the Company and, in its sole authority, approve all audit engagement fees and terms as well as all non-audit engagements with the independent auditor.

6. Oversee the work of any accounting firm engaged by the Company for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services for the Company, including the resolution of any disagreement between management and the auditor regarding financial reporting.

7. Pre-approve all audit, audit related, tax, and other services permitted by law or applicable SEC regulations (including fee and cost ranges) to be performed by the independent auditor for the Company. Any pre-approved services that will involve fees or costs exceeding pre-approved levels will also require specific pre-approval by the Committee. Unless otherwise specified by the Committee in pre-approving a service, the pre-approval will be effective for the 12-month period following pre-approval. The Committee will not approve any non-audit services prohibited by applicable SEC regulations or any services in connection with a transaction initially recommended by the independent auditor, the purpose of which may be tax avoidance and the tax treatment of which may not be supported by the Internal Revenue Code and related regulations.

8. To the extent it deems it appropriate, delegate pre-approval authority to the Chairman or any one or more other members of the Committee provided that any member of the Committee who has exercised such delegation must report any such pre-approval decisions to the Committee at its next scheduled meeting. The Committee will not delegate the pre-approval of services to be performed by the independent auditor to management.

9. Require that the independent auditor, in conjunction with the Chief Financial Officer, be responsible for seeking pre-approval for providing services to the Company and that any request for pre-approval must inform the Committee about each service to be provided and must provide detail as to the particular service to be provided.

10. Inform each accounting firm performing work for the Company that such firm shall report directly to the Committee.

11. Review, at least annually, the qualifications, performance, and independence of the independent auditor. In conducting its review and evaluation, the Committee should do the following:

(a) At least annually, obtain and review a report by the Company's independent auditor describing (i) the auditing firm’s internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditing firm, and any steps taken to deal with any such issues; and (iii) to assess the auditor’s independence, all relationships between the independent auditor and the Company.

(b) Ensure the rotation of the lead audit partner at least every five years, and consider whether there should be regular rotation of the audit firm itself.

(c) Confirm with any independent auditor retained to provide audit services for any fiscal year that the lead (or coordinating) audit partner (having primary responsibility for the audit), or the audit partner responsible for reviewing the audit, has not performed audit services for the Company in any of the five previous fiscal years of the Company.

(d) Take into account the opinions of management and the Company’s internal auditors (or other personnel responsible for the internal audit function).

Financial Reporting Process

12. In consultation with the independent auditor and management, review the integrity of the Company's financial reporting processes, both internal and external. In that connection, the Committee should obtain and discuss with management and the independent auditor reports from management and the independent auditor regarding (a) all critical accounting policies and practices to be used by the Company and the related disclosure of those critical accounting policies under "Management's Discussion and Analysis of Financial Condition and Results of Operations"; (b) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including all alternative treatments of financial information within generally accepted accounting principles that have been discussed with the Company’s management, the ramifications of the use of the alternative disclosures and treatments, and the treatment preferred by the independent auditor; (c) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles; (d) major issues as to the adequacy of the Company’s internal controls and any specific audit steps adopted in light of material control deficiencies; (e) issues with respect to the design and effectiveness of the Company's disclosure controls and procedures, management's evaluation of those controls and procedures, and any issues relating to such controls and procedures during the most recent reporting period; (f) the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the financial statements of the Company; and (g) any other material written communications between the independent auditor and the Company’s management.

13. Review periodically the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

14. Review with the independent auditor any audit problems or difficulties encountered and management's response thereto. In this regard, the audit committee must regularly review with the independent auditor (a) any audit problems or other difficulties encountered by the auditor in the course of the audit work, including any restrictions on the scope of the independent auditor’s activities or on access to requested information, and any significant disagreements with management and (b) management’s responses to such matters. Without excluding other possibilities, the Committee may wish to review with the independent auditor (i) any accounting adjustments that were noted or proposed by the auditor but were “passed” (as immaterial or otherwise), (ii) any communications between the audit team and the audit firm’s national office respecting auditing or accounting issues presented by the engagement, and (iii) any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditor to the Company.

15. Review and discuss with the independent auditor the responsibilities, budget, and staffing of the Company’s internal audit function, if any.

Legal Compliance/General

16. Review periodically, with the Company’s counsel, any legal matter that could have a significant impact on the Company’s financial statements.

17. Discuss with management and the independent auditor the Company’s guidelines and policies with respect to risk assessment and risk management. The Committee should discuss the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

18. Set clear hiring policies for employees or former employees of the independent auditor. At a minimum, these policies should provide that any public accounting firm may not provide audit services to the Company if the CEO, controller, CFO, chief accounting officer, or any person serving in an equivalent position for the Company was employed by the audit firm and participated in any capacity in the audit of the Company within one year of the initiation of the current audit.

19. Establish procedures for (a) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

20. Unless specifically delegated by the Board of Directors to the Compensation Committee of the Board of Directors, review and approve all related party transactions (as specified in Item 404 of Regulation S-K) and review and make recommendations to the full Board of Directors, or approve, any contracts or other transactions with current or former executive officers of the Company, including consulting arrangements, employment agreements, change-in-control agreements, termination arrangements, and loans to employees made or guaranteed by the Company.

21. Review and reassess the adequacy of this Charter on an annual basis.

Reports

22. Prepare all reports required to be included in the Company’s proxy statement, pursuant to and in accordance with applicable rules and regulations of the SEC.

23. Report regularly to the full Board of Directors. In this regard, the Committee should review with the full board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, and the performance and independence of the Company’s independent auditor.

24. The Committee shall provide such recommendations as the Committee may deem appropriate. The report to the Board of Directors may take the form of an oral report by the Chairman or any other member of the Committee designated by the Committee to make such report.

25. Maintain minutes or other records of meetings and activities of the Committee.

Limitation of Audit Committee's Role

With respect to the foregoing responsibilities and processes, the Committee recognizes that the Company's financial management, as well as the independent auditor, have more time, knowledge, and detailed information regarding the Company than do Committee members. Consequently, in discharging its oversight responsibilities, the Committee will not provide or be deemed to provide any expertise or special assurance as to the Company's financial statements or any professional certification as to the independent auditors' work.

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor. It also is not the duty of the Committee to conduct investigations or to assure compliance with laws and regulations and the Company's internal policies and procedures.

GAMETECH INTERNATIONAL, INC.
2007 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of GAMETECH INTERNATIONAL, INC., a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of the Company, each dated February 27, 2007, and hereby appoints Jay M. Meilstrup and Tracy C. Pearson, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2007 Annual Meeting of Stockholders of the Company, to be held on Wednesday, April 11, 2007, at 9:00 a.m., local time, at the Company's corporate headquarters at 900 Sandhill Road, Reno, Nevada, and at any adjournment or adjournments thereof, and to vote all shares of the Company's Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

This Proxy will be voted as directed or, if no contrary direction is indicated, will be voted FOR the election of directors; FOR the ratification of the appointment of Grant Thornton LLP, an independent registered public accounting firm, as the independent auditors of the Company; and as said proxies deem advisable on such other matters as may come before the meeting.

A majority of such proxies or substitutes as shall be present and shall act at the meeting or any adjournment or adjournments thereof (or if only one shall be present and act, then that one) shall have and may exercise all of the powers of said proxies hereunder.

(Continued and to be signed and dated on the other side.)
GAMETECH INTERNATIONAL, INC.
900 Sandhill Road
Reno, Nevada 89521

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE PROPOSALS

☐ Votes must be indicated (x) in Black or Blue ink.

1. ELECTION OF DIRECTORS:	FOR all nominees listed below. ☐	WITHHOLD AUTHORITY to vote ☐ for all nominees listed below.	*EXCEPTIONS ☐

Nominees: Richard T. Fedor, Jay M. Meilstrup, Richard H. Irvine, Donald K. Whitaker, and Scott H. Shackelton
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)

*Exceptions

2. Proposal to ratify the appointment of Grant Thornton LLP as the independent auditors of the Company for the fiscal year ending October 31, 2007.

FOR ☐	AGAINST ☐	ABSTAIN ☐

and upon such matters which may properly come before the meeting or any adjournment thereof.

Mark here for address change or comments ☐

(This Proxy should be dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both stockholders should sign. When signing as attorney, executor, administrator, trustee or guardian please give full title)

Date______________________________________
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Share Owner sign here
______________________________________ Co-Owner sign here